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                                                                       Exhibit 3

                      SKILLSOFT STOCKHOLDER VOTING AGREEMENT

         SKILLSOFT STOCKHOLDER VOTING AGREEMENT, dated as of June 10, 2002 (this "Agreement"), among the stockholders of SkillSoft Corporation, a Delaware corporation ("SkillSoft") listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder"), SkillSoft and SmartForce Public Limited Company, a public limited company incorporated under the laws of the Republic of Ireland ("SmartForce"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of SkillSoft, as set forth on
Schedule I hereto (such shares, or any other voting or equity securities of SkillSoft hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

         WHEREAS, immediately prior to the execution of this Agreement, SmartForce and SkillSoft are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of SmartForce will be merged with and into SkillSoft, and SkillSoft will be the surviving corporation (the "Merger"); and

         WHEREAS, as a condition to the willingness of SmartForce to enter into the Merger Agreement, SmartForce has required that the Stockholders agree, and in order to induce SmartForce to enter into the Merger Agreement, the Stockholders are willing, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1.   Voting of Shares.

                 (a) Each Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at the SkillSoft Meeting or any other meeting of the stockholders of SkillSoft, however called, and in any action by written consent of the stockholders of SkillSoft, such Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (a) in favor of adoption of the SkillSoft Voting Proposal and
(b) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and the other transactions contemplated by the Merger Agreement (including, without limitation, against any other Acquisition Proposal).

                 (b) Each Stockholder hereby irrevocably grants to, and appoints, SmartForce, and any individual designated in writing by it, and each of them individually, as its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of SkillSoft called with respect to any of the matters specified in, and in accordance and consistent with this
Section 1. Each Stockholder

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understands and acknowledges that SmartForce is entering into the Merger
Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked,
(ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

         Section 2.   Transfer of Shares.

                 (a) Each Stockholder covenants and agrees that such Stockholder will not directly or indirectly (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option, short sale, equity swap, hedge or other arrangement or undertaking with respect to the direct or indirect actual or potential sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares. Notwithstanding the foregoing, during any 30 day period, (i) Charles E. Moran may sell, assign or transfer up to 5% of the Shares owned by him as of the date of this Agreement and (ii) all other Stockholders, not including Charles E. Moran and Warburg, Pincus Ventures, L.P., may sell, assign or transfer up to 2.5 % of the Shares owned by such Stockholder as of the date of this Agreement.

                 (b) Each Stockholder agrees to submit to SkillSoft contemporaneously with or promptly following execution of this Agreement all certificates representing the Shares so that the SkillSoft may place thereon a conspicuous legend referring to the transfer restrictions set forth in this Agreement and SkillSoft shall cause its transfer agent to decline to transfer and to note stop transfer restrictions on the stock register and other records relating to the Shares.

         Section 3. Representations and Warranties of the Stockholders. Each Stockholder on its, his or her own behalf hereby severally represents and warrants to SmartForce with respect to itself and its, his or her ownership of the Shares as follows:

                 (a) Ownership of Shares. The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever; other than with respect to Mark Townsend and Jerald Nine who have liens for an aggregate of 216,666 and 250,000 shares of Common Stock, respectively, in favor of SkillSoft pursuant to security agreements. The Stockholder owns no shares of Common Stock other than the Shares as set forth on Schedule I

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hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

                 (b) Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its, his or her obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                 (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust.

         Section 4. Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time or (ii) any termination of the Merger Agreement in accordance with the terms thereof; provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

         Section 5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 6. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of SkillSoft, to the extent permitted by the Merger Agreement.

         Section 7. Consent and Waiver. Each Stockholder in its, his or her capacity as a stockholder of SkillSoft hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have in its, his or her capacity as a stockholder of SkillSoft.

         Section 8.   Miscellaneous.

                 (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto.

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This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                 (b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                 (c) Governing Law. his Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

                 (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide or international overnight courier service, in each case to the intended recipient as set forth below:

                      (i) if to a Stockholder to the address set forth on the respective signature page of this Agreement;

                      with a copy to:

                      Hale and Dorr LLP
                      60 State Street
                      Boston, MA 02109
                      Attn: Patrick J. Rondeau, Esq.
                      Telecopy: (617) 526-5000

                      (ii)   if to SmartForce to:

                      SmartForce Public Limited Company
                      900 Chesapeake Drive
                      Redwood City, California 94063
                      Attn: Chief Executive Officer

                      with copies to:

                      Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road

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                      Palo Alto, California 94304
                      Attn:  Steven V. Bernard, Esq.
                      Telecopy: (650) 493-6811

                      and

                      Wilson Sonsini Goodrich & Rosati Professional Corporation One Market
                      Spear Street Tower, Suite 3300
                      San Francisco, California 94105
                      Attn:  Michael J. Kennedy, Esq.
                      Telecopy:  (415) 947-2099

                 (f) No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

                 (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that SmartForce may assign this Agreement to any direct or indirect wholly owned subsidiary of SmartForce without such consent, provided that SmartForce shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

                 (h) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

                 (i) WAIVER OF JURY TRIAL. SMARTFORCE AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS

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OF SMARTFORCE, OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION,
PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow]

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                   SMARTFORCE PUBLIC LIMITED COMPANY

                                   By: ______________________________________


                                   Name: ____________________________________


                                   Title: ___________________________________


                                   STOCKHOLDERS:

                                   __________________________________________
                                                   Signature

                                   __________________________________________
                                                   Name

                                   __________________________________________
                                                   Address

                                   __________________________________________
                                                   Address

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                                   __________________________________________
                                                    Signature

                                   __________________________________________
                                                    Name

                                   __________________________________________
                                                    Address

                                   __________________________________________
                                                    Address

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                                   Schedule I

                                                           Number of Shares of
Stockholder                                                Common Stock Owned

James Adkisson                                                   144,830

C. Samantha Chen                                                       0

William T. Coleman III                                                 0

Stewart K.P. Gross                                                     0

Thomas J. McDonald                                               137,541

Charles E. Moran                                                 410,549

John J. Neuhauser                                                      0

Jerald A. Nine                                                   290,000

Mark A. Townsend                                                 323,333

Warburg, Pincus Ventures, L.P., Warburg,
Pincus & Co., and Warburg Pincus LLC                           5,609,524

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